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                                                               Exhibit (a)(1)(D)

                                   WM TRUST I

                                FORM OF AMENDMENT
                             TO AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

The undersigned, being a majority of the trustees of WM Trust I (the "Trust"), a Massachusetts business trust created and existing under the Amended and Restated Agreement and Declaration of Trust (the "Declaration of Trust") dated September 19, 1997, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, having determined to change the names of two Series of the Trust and designate two additional Series of the Trust pursuant to
ARTICLE III, Section 5 and ARTICLE IX, Section 8 of said Declaration of Trust do hereby direct that this Amendment No.__ be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust so that:

The first sentence of Section 6 of ARTICLE III of the Declaration of Trust is amended and restated as follows:

     Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "REIT Fund," the "Equity Income Fund," the "Growth & Income Fund," the "Mid Cap Stock Fund," the "High Yield Fund," the "Income Fund," the "Money Market Fund," the "West Coast Equity Fund," the "Tax-Exempt Money Market Fund," the "Tax-Exempt Bond Fund" and the "U.S. Government Securities Fund" shall be, and hereby are, established and designated as separate Series of the Trust.

This amendment will be effective as of the close of business on __________, 2003.

This instrument may be executed in counterparts, which together shall constitute a single instrument.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this ___th day of __________, 2003.

   SIGNATURE                     TITLE                             DATE

                                 President and Trustee
   _________________
   William G. Papesh

                                 Trustee
   _________________
   David E. Anderson

                                 Trustee
   _________________
   Wayne L. Attwood

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                                 Trustee
   _________________________
   Kristianne Blake

                                 Trustee
   _________________________
   Edmond R. Davis

                                 Trustee
   _________________________
   Anne V. Farrell

                                 Trustee
   _________________________
   Carrol R. McGinnis

                                 Trustee
   _________________________
   Michael K. Murphy

                                 Trustee
   _________________________
   Alfred E. Osborne, Jr.

                                 Trustee
   _________________________
   Daniel L. Pavelich

                                 Trustee
   _________________________
   Jay Rockey

                                 Trustee
   _________________________
   Morton O. Schapiro

                                 Trustee
   _________________________
   Richard C. Yancey